Exhibit 10.11

AMENDMENTS TO INDEPENDENT CONTRACTOR AND STOCK OPTION
AGREEMENTS AND RELEASES OF CLAIMS

WHEREAS, magicJack Vocaltec Ltd. and all of its direct and indirect subsidiaries (collectively, the “Company”) and Gerald T. Vento (“Vento”) entered into an Independent Contractor Agreement dated as of March 9, 2017 (the “Independent Contractor Agreement”) and magicJack Vocaltec Ltd. and Vento entered into a Stock Option Agreement dated as of April 2, 2013 (the “Option Agreement”);

WHEREAS, the parties desire to amend the Independent Contractor Agreement and the Option Agreement (together, the “Agreements”), and to release and waive claims against each other, as set forth in this amendment to the Agreements (“Amendment”),

NOW, THEREFORE, the parties hereto agree as follows:

1.          All capitalized terms in this Amendment not otherwise defined herein have the meanings defined in the Agreements.

2.          In consideration of the Company’s release of claims against Vento as set forth herein, the Stock Option Agreement is hereby amended to authorize Vento to surrender the entire Option without payment by the Company, and Vento hereby surrenders the entire Option to purchase 722,782 Covered Shares without any payment by the Company.

3.          The first sentence of Section 3 of the Independent Contractor Agreement is hereby amended to read as follows:

“The Contractor shall commence providing services on the Effective Date and shall continue until December 26, 2017, unless terminated prior to such date by either party in accordance with this Section 3 (the “Term”), but may be terminated sooner by Contractor upon thirty (30) days’ advance written notice or by the Company immediately for Cause or upon thirty (30) days’ advance notice other than for Cause, provided that, the provisions below shall apply in the event of a termination of this Agreement.”

4.          Release by Vento.  Vento agrees that by executing this Amendment he does hereby, for himself, his heirs, executors, administrators, representatives, successors and assigns, release and forever discharge the Company and its attorneys, present and former employees, agents, present and former officers, directors, parents, subsidiaries, divisions, and all affiliated or related companies, predecessors, successors, assigns or representatives, and all persons acting for, by, through, under or in concert with any of them (collectively, “Released Parties”), of and from any and all claims, demands, causes of action, suits, debts, accounts, claims for attorney’s fees, interest, expenses and costs, damages, judgments, and executions of any nature whatsoever (“Claims”), which Vento, his heirs, executors, administrators, representatives, successors, or assigns, had or now has, from the beginning of time to the date hereof, against the Company and the Released Parties, whether known or unknown, whether based in contract (including without limitation the Independent Contractor Agreement) or tort, or on Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Family Medical Leave Act, or any other federal or state statute, common law, rule or regulation.  Vento acknowledges that by signing this Amendment, Vento is waiving his rights to bring any claim of any sort (a) arising in the past or in the future from or related to the Option Agreement, and (b) arising from the beginning of time to the date hereof related to his employment or termination of employment with the Company, his service on the Board of Directors of the Company (“Board”) or his performing Consulting Services.  Notwithstanding the foregoing, the Company acknowledges and agrees that the foregoing release does not apply to any of the Company’s obligations to indemnify Vento under any agreement or applicable laws or to Vento’s rights with respect to any equity interests in magicJack Vocaltec Ltd. other than rights granted in the Option Agreement, which are waived by this Amendment.

5.          Release by the Company.  The Company agrees that by executing this Amendment it hereby, for itself, its subsidiaries and each of their successors and assigns, releases and forever discharges Vento and his representatives of and from any and all Claims arising from any acts or omissions of Vento that were actually known to the Company’s Chief Executive Officer, Executive Vice President of Finance or Board on or before June 18, 2017, that the Company had or now has, from the beginning of time to the date hereof.

6.          This Amendment, and the amendments to the Agreements set forth herein, are effective as of June 19, 2017.  Except as specifically amended by this Amendment, the Independent Contractor Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

7.          This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Florida, exclusive of any choice of law rules.

8.          This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.  The parties agree that this Agreement may be signed either (a) by using electronic signatures facilitated by a U.S. E-SIGN Act-compliant (i.e., the Electronic Signatures in Global and National Commerce Act - ESIGN, Pub.L. 106-229, 114 Stat. 464, enacted June 30, 2000, 15 U.S.C. ch.96) electronic signature provider (“e-signatures”), in which case the e-signature shall have the same effect as original signatures, and the party using an e-signature will be subject to the provisions of the U.S. E-SIGN Act, or (b) by delivering a PDF copy of an executed counterpart to the other party or its counsel by email, in which case the PDF copy shall have the same effect as an original signature.

magicJack Vocaltec Ltd

By:	/s/ Don Bell	/s/ Gerald T. Vento
Name:	Don Bell	Gerald T. Vento
Title:	Chief Executive Officer